MAZARS

MAZARS SA
Chemin de Blandonnet 2
1214 Vernier-Geneva

Phone +41 22 708 10 80
Fax +41 22 708 10 88
CHE.116.331.176 VAT
www.mazars.ch

RELIEF THERAPEUTICS SA,
GENEVA

Report on the audit of
The Financial Statements as of
December 31, 2019 and for the comparative period

MAZARS

MAZARS SA
Chemin de Blandonnet 2
1214 Vernier-Geneva

Phone +41 22 708 10 80
Fax +41 22 708 10 88
CHE.116.331.176 VAT
www.mazars.ch

Independent Auditor's report

To the Board of Directors of Relief Therapeutics SA, Geneva

Report on the Financial Statements

We have audited the accompanying financial statements of Relief Therapeutics SA, which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with the International Financial Reporting Standards (IFRS); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America and International Standards on Auditing. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Relief Therapeutics SA as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with the International Financial Reporting Standards (IFRS).

Emphasis of matter

As discussed in Note 4.1 to the financial statements, Relief Therapeutics SA has suffered recurring losses from operations. Management's evaluation of the events and conditions and management's plans to mitigate these matters are also described in Note 4.1. Our opinion is not modified with respect to this matter.

MAZARS SA

Mazars SA

Franck Paucod
Swiss Certified Public Accountant
(Auditor in Charge)

Vincent Pichard
US Certified Public Accountant

Geneva, March 20, 2020

Enclosure:

- Financial statements (balance sheet, statement of comprehensive income, cash flow statement, statement of changes in equity and notes)

Table of content

Relief Therapeutics SA (financial statements)

Balance sheet	3
Statement of comprehensive income	4
Cash flow statement	5
Statement of changes in equity	6
Notes to the financial statements	7

Relief Therapeutics SA, Geneva

Balance sheet

TCHF	Notes	31 December 2019	31 December 2018
ASSETS			
Property, plant and equipment	5	-	1
Non-current assets		**-**	**1**
Financial assets due from shareholder	6	1009	761
Financial assets due from related parties		1	-
Other current assets and other receivables	7	27	24
Cash and cash equivalents	8	9	37
Current assets		**1'046**	**822**
Total assets		**1'046**	**823**
EQUITY AND LIABILITIES			
Share capital	9	208	208
Reserves	10	597	597
Accumulated losses		(104)	(1'825)
Equity		**701**	**(1'020)**
Shareholder's loan	11	-	1'150
Defined benefit obligation	12	136	567
Non-current liabilities		**136**	**1'717**
Trade payables	13	55	2
Financial liabilities due to related parties	14	14	23
Tax liabilities	21	10	-
Other current payables and liabilities	15	130	101
Current liabilities		**209**	**126**
Total equity and liabilities		**1'046**	**823**

The accompanying notes form an integral part of the financial statements.

Relief Therapeutics SA, Geneva

Statement of comprehensive income

TCHF	Notes	2019	2018
Service expense	16	(39)	(52)
Personnel expense	17	(60)	(61)
Other administrative expense	18	(154)	(19)
Other gains/(losses)	19	19	-
EBITDA		**(234)**	**(132)**
Depreciation expense	5	(1)	(4)
Operating result		**(235)**	**(136)**
Financial income	20	1'497	-
Financial expense	20	-	-
Result before income taxes		**1'262**	**(136)**
Income taxes	21.1	(10)	-
Result for the period		**1'252**	**(136)**
OTHER COMPREHENSIVE INCOME			
Remeasurement of defined benefit obligation	12	469	2
Total items that will not be reclassified subsequently to profit or loss		**469**	**2**
Total items that may be reclassified subsequently to profit or loss		**-**	**-**
Total other comprehensive income for the period, net of income tax		**469**	**2**
Total comprehensive income for the period		**1'721**	**(134)**

The accompanying notes form an integral part of the financial statements.

Relief Therapeutics SA, Geneva

Cash flow statement

TCHF	Notes	2019	2018
Result for the year		1'252	(136)
Adjustments for:			
- Depreciation expense	5	1	4
- Finance expenses	20	-	-
- Finance income	20	(1'497)	-
- Income tax expense	21.1	10	-
- Interest expenses paid		(2)	-
- Changes in pension obligations		39	32
Changes in working capital:			
- (Increase) in financial assets due from related parties		(249)	(368)
- (Increase) / decrease in other receivables and accruals		(4)	(15)
- Increase/(decrease) in trade payables		53	(30)
- Increase in financial liabilities due to related parties		100	7
- Increase in other payables and accrued liabilities		29	54
Cash flow generated from (used for) operating activities		**(268)**	**(452)**
Cash flow from investing activities		-	-
Proceeds from shareholder's loan	11	240	455
Cash flow from financing activities		**240**	**455**
Net (decrease)/increase in cash and cash equivalents		**(28)**	**3**
Cash and cash equivalents at beginning of period		37	34
Cash and cash equivalents at end of period	**8**	**9**	**37**

The accompanying notes form an integral part of the financial statements.

Relief Therapeutics SA, Geneva

Statement of changes in equity

TCHF	Notes	Share capital	Reserves	Accumulated loss	Total
Balance at 1 January 2018		**208**	**597**	**(1'693)**	**(888)**
Result for the year		-	-	(136)	(136)
Other comprehensive income for the year, net of income tax		-	-	2	2
Total comprehensive income for the year		-	-	**(134)**	**(134)**
Other		-	-	**2**	**2**
Balance at 31 December 2018		**208**	**597**	**(1'825)**	**(1'020)**
Balance at 1 January 2019		**208**	**597**	**(1'825)**	**(1'020)**
Result for the year		-	-	1'252	1'252
Other comprehensive income for the year, net of income tax		-	-	469	469
Total comprehensive income for the year		-	-	**1'721**	**1'721**
Balance at 31 December 2019		**208**	**597**	**(104)**	**701**

The accompanying notes form an integral part of the financial statements.

1. General information

Relief Therapeutics SA ("Relief" or the "Company") is an unlisted Swiss stock corporation whose registered office is Avenue de Sécheron 15, 1202 Geneva, Switzerland.

The mission of the Company is to develop innovative treatments to address high-unmet medical needs. In particular, the most advanced program aims at providing significant improvements for the debilitating affections that are associated with the degeneration of the peripheral nervous system (neuropathies). To achieve this goal, the Company is planning to conduct a clinical trial with a recombinant human protein, atexakin alfa, that proved, in previous clinical trial for a different indication, safe in patients and efficient at reconstructing nerves and reinstating normal blood flow in relevant animal models.

The financial statements for the year ended 31 December 2019 are presented in thousands of Swiss Francs (TCHF).

2. Application of new and revised International Financial Reporting Standards

2.1 Amendments to IFRSs and the new interpretation that are mandatorily effective for the current year

In the current year, the Company has applied a number of amendments to IFRSs issued by the International Accounting Standards Board (IASB) that are mandatorily effective for the current year. None of the revised Standards has had a material effect on these financial statements. The details of the revised Standards and the new Interpretation which are applicable to the Company are as follows:

IFRS 16 Leases

IFRS 16 provides a comprehensive model for the identification of lease arrangements and their treatment in the financial statements of both lessees and lessors. It supersedes IAS 17 "Leases" ("IAS 17") and its associated interpretative guidance. IFRS 16 applies a right to control model to the identification of leases, distinguishing between leases and service contracts. In accordance with IFRS 16, a contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The date of initial application of IFRS 16 for the Company was 1 January 2019.

Significant changes to lessee accounting are introduced, with the distinction between operating and finance leases removed and the requirement for lease liabilities and right of use assets to be recognized on the balance sheet for almost all leases (subject to limited exceptions for short-term leases and leases of low value assets). For short term leases (lease term of 12 months or less) and leases of low value assets, the Company opted to recognize a lease expense on a straight-line basis as permitted by IFRS 16 (i.e. the same accounting treatment as under superseded IAS 17).

As of 1 January 2019, there were no non-cancellable lease commitments for short-term leases (31 December 2018: TCHF 8). The entire lease commitments relate to short term leases with a cancellation period of three months for the lessee, and hence, as of 1 January 2019, the Company did not have any impact on first-time application of IFRS 16.

The Company made use of the practical expedient available on transition to IFRS 16, and did not reassess whether a contract is, or contains, a lease. Accordingly, the definition of a lease in accordance with IAS 17 and IFRIC 4 "Determining whether an Arrangement Contains a Lease" ("IFRIC 4") will continue to apply to those leases entered or modified before 1 January 2019.

IAS19 Employee Benefits (Amendments)

Amends IAS 19 Employee Benefits, to clarify the following aspects:

Past service cost (or the gain or loss on settlement)

The amendments clarify that the past service cost (or of the gain or loss on settlement) is calculated by measuring the defined benefit liability (asset) using updated assumptions and comparing benefits offered and plan assets before and after the plan amendment (or curtailment or settlement) but ignoring the effect of the asset ceiling (that may arise when the defined benefit plan is in a surplus position).

IAS 19 is now clear that the change in the effect of the asset ceiling that may result from the plan amendment (or curtailment or settlement) is determined in a second step and is recognized in the normal manner in other comprehensive income.

Current service cost and net interest on the net defined benefit liability (asset)

An entity will now be required to use the updated assumptions from this remeasurement to determine current service cost and net interest for the remainder of the reporting period after the change to the plan. In the case of the net interest, the amendments make it clear that for the period post plan amendment, the net interest is calculated by multiplying the net defined benefit liability (asset) as remeasured under IAS 19.99 with the discount rate used in the remeasurement (also taking into account the effect of contributions and benefit payments on the net defined benefit liability (asset)).

The adoption of the amendments of IAS 19 has not had any impact on the Company's financial statements.

IFRS 9 Financial Instruments (Amendments)

Amends IFRS 9 Financial Instruments in relation to Prepayment Features with Negative Compensation, to clarify the following aspects:

The amendments clarify that a financial asset passes the SPPI criterion regardless of an event or circumstance that causes the early termination of the contract and irrespective of which party pays or receives reasonable compensation for the early termination of the contract.

These amendments have no impact on the financial statements of the Company.

Amendments resulting from annual improvements 2015-2017 Cycle

IAS 12 Income Taxes - clarifies that an entity should recognize the income tax consequences of dividends in profit or loss, other comprehensive income or equity according to where the entity originally recognized the transactions that generated the distributable profits. This is the case irrespective of whether different tax rates apply to distributed and undistributed profits.

IAS 23 Borrowing Costs - clarifies that if any specific borrowing remains outstanding after the related asset is ready for its intended use or sale, that borrowing becomes part of the funds that an entity borrows generally when calculating the capitalization rate on general borrowings.

These amendments have no impact on the financial statements of the Company.

IFRIC 23 Uncertainty over Income Tax Treatment

The Interpretation requires an entity to:

- determine whether uncertain tax positions are assessed separately or as a group; and
- assess whether it is probable that a tax authority will accept an uncertain tax treatment used, or proposed to be used, by an entity in its income tax filings;
- if yes, the entity should determine its accounting tax position consistently with the tax treatment used or planned to be used in its income tax filings;
- if no, the entity should reflect the effect of uncertainty in determining its accounting tax position.

The interpretation has no impact on the financial statements of the Company.

2.2 Standards and Interpretations in issue but not yet effective

At the date of authorization of these financial statements, the Company has not adopted the following amendments to Standards that have been issued but are not yet effective. They will be effective on or after the date described below:

	New, amended and revised Standards and Interpretations	Effective from
Various	The amendments in Definition of Material (Amendments to IAS 1 and IAS 8) clarify the definition of "material" and align the definition used in the Conceptual Framework and the standards.	Annual periods beginning on or after 1 January 2020

The Company has not applied any Standards or Interpretations before their effective date.

3. Summary of significant accounting policies

3.1 Basis of preparation

The financial statements of the Company for the year ended 31 December 2019 have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) and comply with Swiss law. They have been prepared under the historical cost convention, as modified by the revaluation of financial instruments at fair value, are presented in Swiss Francs (CHF) and all values are rounded to the nearest thousand (TCHF), except when otherwise indicated.

The preparation of the financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities at the date of the financial statements. The actual outcome may differ from the assumptions and estimates made. If in the future such estimates and assumptions, which are based on management's best judgement at the date of the financial statements, deviate from the actual circumstances, the original estimates and assumptions will be modified as appropriate in the year in which the circumstances change. The areas involving higher degrees of judgement or complexity or where assumptions and estimates are significant to the financial statements are disclosed in note 4.

3.2 Current versus non-current classification

The Company presents assets and liabilities in its statement of financial position based on current/non-current classification. An asset is classified as current when it is:

- Expected to be realized or intended to be sold or consumed in normal operating cycle which is 12 months
- Held primarily for the purpose of trading
- Expected to be realized within twelve months after the reporting period, or
- Cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period

All other assets are classified as non-current.

A liability is current when:

- It is expected to be settled in normal operating cycle which is 12 months
- It is held primarily for the purpose of trading
- It is due to be settled within twelve months after the reporting period, or
- There is no unconditional right to defer the settlement of the liability for at least twelve months after the reporting period

The Company classifies all other liabilities as non-current.

Deferred tax assets and liabilities are classified as non-current assets and liabilities.

3.3 Foreign currency translation

Functional and presentation currency

Items included in the financial statements are measured using the currency of the primary economic environment in which the entity operates (the "functional currency"). The financial statements are presented in CHF, which is the functional currency of the Company.

Transactions and balances

In preparing the financial statements, transactions in currencies other than the entity's functional currency are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated. Exchange differences on monetary items are recognized in profit or loss in the period in which they arise.

3.4 Property, plant and equipment

Property, plant and equipment are stated at historical cost less depreciation. Historical costs include expenditures that are directly attributable to the acquisition of the items. Subsequent costs are included in the assets' carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred. Gains and losses on disposals are determined by comparing proceeds with carrying amount and are included in the income statement.

Depreciation of property, plant and equipment is calculated using the straight-line method to allocate costs to residual values over each asset's estimated useful lives, which for furniture and equipment as well as IT equipment is 3-5 years.

The assets' residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date. Where the carrying amount of an asset is greater than its estimated recoverable amount (higher of value in use and fair value less costs to sell), it is written down immediately to its recoverable amount.

3.5 Leases

Accounting policies applicable from 1 January 2019

The Company assesses whether a contract is or contains a lease at inception of the contract. The Company recognises a right-of-use asset and a corresponding lease liability with respect to all lease arrangements in which it is the lessee, except for short-term leases (defined as leases with a lease term of 12 months or less) and leases of low value assets. For these leases the Company recognises the lease payments as an operating expense on a straight-line basis over the term of the lease unless another systematic basis is more representative of the time pattern in which economic benefits from the leased assets are consumed.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by using the rate implicit in the lease. If this rate cannot be readily determined, the Company uses its incremental borrowing rate for such liabilities.

Lease payments included in the measurement of the lease liability comprise:

- Fixed lease payments (including in-substance fixed payments), less any lease incentives;
- Variable lease payments that depend on an index or rate, initially measured using the index or rate at the commencement date;
- The amount expected to be payable by the lessee under residual value guarantees;
- The exercise price of purchase options, if the lessee is reasonably certain to exercise the options; and
- Payments of penalties for terminating the lease, if the lease term reflects the exercise of an option to terminate.

The lease liability is subsequently measured by increasing the carrying amount to reflect interest on the lease liability (using the effective interest method) and by reducing the carrying amount to reflect the lease payments made.

The Company remeasures the lease liability (and makes a corresponding adjustment to the related right-of-use asset) whenever:

- The lease term has changed or there is a change in the assessment on exercise of a purchase option, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate;
- The lease payments change due to changes in an index or rate or a change in expected payment under a guaranteed residual value, in which cases the lease liability is remeasured by discounting the revised lease payments using the initial discount rate (unless the leases payments change is due to a change in a floating interest rate, in which case a revised discount rate is used);
- A lease contract is modified and the lease modification is not accounted for as a separate lease, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate.

The Company did not make any such adjustments during the periods presented.

The right-of-use assets comprise the initial measurement of the corresponding lease liability, lease payments made at or before the commencement day and any initial direct costs. They are subsequently measured at cost less accumulated depreciation and impairment losses.

Whenever the Company incurs an obligation for costs to dismantle and remove a leased asset, restore the site on which it is located or restore the underlying asset to the condition required by the terms and conditions of the lease, a provision is recognised and measured under IAS 37. The costs are included in the related right-of-use asset, unless those costs are incurred to produce inventory.

Right-of use assets are depreciated over the shorter period of lease term and useful life of the underlying asset. If a lease transfers ownership of the underlying asset or the cost of the right-of-use asset reflects that the Company expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. The depreciation starts at the commencement date of the lease.

The Company applies IAS 36 to determine whether a right-of-use asset is impaired and accounts for any identified impairment loss as described in the "Impairment of non-financial assets" policy.

Variable rents that do not depend on an index or rate are not included in the measurement of the lease liability and the right-of-use asset. The related payments are recognised as an expense in the period in which the event or condition that triggers those payments occurs and are include in the lines "cost of sales" and "administrative expenses" in the statement of profit or loss. Currently, the Company does not have such variable rents.

Accounting policies applicable prior to 1 January 2019

Leases under which substantially all of the risks and rewards of ownership are not transferred to the Company are classified as operating leases. Payments made under operating leases are charged against income on a straight-line basis over the period of the lease.

3.6 Financial assets

Classification

The Company has only financial assets classified within the category "financial assets at amortized cost". The classification at initial recognition depends on the financial asset's contractual cash flow characteristics and the Company's business model for managing them. The Company's financial assets at amortized cost include trade and other receivables, as well as financial assets due from shareholders that are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market.

Recognition and measurement

These assets are measured initially at their fair value and are subsequently measured at amortized cost using the effective interest rate method and are subject to impairment.

A financial asset is derecognized when:

- the contractual rights to the cash flows from the asset have expired; or
- the Company has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a 'pass-through' arrangement; and either (a) the Company has transferred substantially all the risks and rewards of the asset, or (b) the Company has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

Impairment of financial assets

The Company recognizes an allowance for expected credit losses ("ECL") for all debt instruments not held at fair value through profit or loss. ECL are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

ECLs are recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12 months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).

The Company considers a financial asset in default when contractual payments are 90 days past due. However, in certain cases, the Company may also consider a financial asset to be in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Company. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

3.7 Cash and cash equivalents

Cash and cash equivalents include cash in hand, deposits held at call with banks and other short-term highly liquid investments with original maturities of three months or less. Bank overdrafts are shown within financial debts in current liabilities on the balance sheet. This definition is also used for the purposes of the cash flow statement.

3.8 Financial liabilities

The Company's financial liabilities include trade and other payables as well as borrowings.

Financial liabilities are recognized initially at fair value and are subsequently measured at amortized cost using the effective interest rate method, with interest expense recognized on an effective yield basis.

The Company derecognizes financial liabilities when, and only when, the Company's obligations are discharged, cancelled or expired.

3.9 Current and deferred income tax

The tax expense for the period comprises current and deferred tax. Tax is recognized in the income statement, except to the extent that it relates to items recognized in other comprehensive income or directly in equity. In this case, the tax is also recognized in other comprehensive income or directly in equity, respectively.

Deferred income tax is recognized, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred income tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

3.10 Fair values

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

- In the principal market for the asset or liability, or
- In the absence of a principal market, in the most advantageous market for the asset or liability

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

The fair values of financial assets and liabilities at the balance sheet date are not materially different from their reported carrying values unless specifically mentioned in the notes to the financial statements.

3.11 Research and development costs

Research and development costs consist primarily of remuneration and other expenses related to research and development personnel, costs associated with preclinical testing and clinical trials of product candidates, expenses for research and development services under collaboration agreements and outsourced research and development expenses. Furthermore, the Company may acquire in-process research and development assets, either through business combinations or through purchases of specific assets. In-process research and development assets acquired either through business combinations or separate purchases are capitalized as intangible assets and reviewed for impairment at each reporting date. Once available for use, such intangible assets are amortized on a straight-line basis over the period of the expected benefit.

Internal development costs are capitalized as intangible assets only when there is an identifiable asset that can be completed and that will generate probable future economic benefits and when the cost of such an asset can be measured reliably.

In 2019 and 2018 all research and development costs were expensed as the various projects did not yet meet a stage where the definition of developments costs were met.

3.12 Employee benefits

General

Wages, salaries, social security contributions, paid annual leave and sick leave, bonuses, and non-monetary benefits are accrued in the year in which the associated services are rendered by employees of the Company.

Pension obligations

The cost of providing benefits under the defined benefit plan is determined using the projected unit credit method.

Re-measurements, comprising of actuarial gains and losses, the effect of the asset ceiling, excluding net interest and the return on plan assets (excluding net interest), are recognized immediately in the statement of financial position with a corresponding debit or credit to retained earnings through OCI in the period in which they occur. Re-measurements are not reclassified to profit or loss in subsequent periods.

Past service costs are recognized in profit or loss on the earlier of:
- The date of the plan amendment or curtailment, and
- The date that the Company recognizes restructuring-related costs

Net interest is calculated by applying the discount rate to the net defined benefit liability or asset. The Company recognizes the following changes in the net defined benefit obligation under 'personnel expense' in statement of comprehensive income:
- Service costs comprising current service costs, past-service costs, gains and losses on curtailments and non-routine settlements
- Net interest expense or income

4. Summary of critical accounting judgements and key sources of estimation uncertainty

The preparation of the financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income, expenses and related disclosures. The estimates and underlying assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are described below.

4.1 Critical judgements in applying accounting policies

Going concern

The Company has been facing some financial difficulties by having some operating losses thus questioning the capacity to continue as a going concern. Indeed, the Company had negative operating results of TCHF (235) at 31.12.2019 and TCHF (136) at 31.12.2018 thus resulting in an operating cash outflows for both years (TCHF 268 at 31.12.2019 vs. TCHF 452 at 31.12.2018).

In 2019, as well as in previous years, Relief reduced its capital needs significantly. The Company operates with a single part time manager, and external resources and has relocated to an office with reduced costs. The Company mainly relied on its current cash balance and financial support from its Parent company Relief Therapeutics Holding SA ("RTH") which has injected capital via loans. While these loans have generated some debt (principal and interest) towards RTH, discussions with the RTH board have resulted in the write off of the corresponding amount and relieved the Company from its financial obligations towards RTH.

The Company's management envisions a long-term strategy based on the development of its main asset Atexakin alfa ("Atexakin") through the acquisition of Relief by the US-based company Sonnet BioTherapeutics Inc. ("Sonnet"). A Share Exchange Agreement ("SEA") is in place with Sonnet, according to which, following fulfilment of certain condition precedents, Sonnet will acquire all shares of Relief that are currently owned by RTH. Closing of this transaction is being actively pursued by Sonnet and RTH teams with the help of both company's legal counsels and should be completed shortly.

As a result of the closure of the SEA, the Company will become a fully owned subsidiary of Sonnet. Sonnet has already invested significantly in the initial phase of Atexakin's development that resulted in the delivery of a complete analysis of the available supporting information, of regulatory documents and in the establishment of collaborative interactions with service providers to progress the project. Sonnet will pursue its investment in the clinical development of Atexakin once the SEA will be closed and will commit funding into the clinical testing of Atexakin for safety and efficacy to treat Chemotherapy-Induced Peripheral Neuropathy (CIPN). Positive results will support progression into subsequent development phases either internally of via sub-licensing to an external company until clearance for market entry. This is expected to provide funds to the Company, in addition to those coming from Sonnet, under the form of upfront and milestone fees.

The acquisition of the Company by Sonnet entails the restructuration of the existing workforce that, following the resignation of its former CEO and CFO is constituted by its CSO, Mr. Yves Sagot and external acting CFO Mr. Zoltan Czigler. Sonnet intends to hire additional executive(s) and renew the Board of Directors of the Company after the closing of the SEA. The resigning former executives have been approached and, for some of them, welcomed positively the opportunity to occupy such position(s). Relief hence considers that all the elements are or will soon be in place to ensure the Company will remain in a going concern.

Finally, efforts to raise cash through traditional financing methods such as attracting new investors, the issuance of debt and equity instruments are still made in order to finance its continuing operations for the upcoming years.

In the current context of coronavirus pandemic, as the Company's reliance on local or global supply chains is low, and as it does not operate any production facilities, it has a low risk of being forced to interrupt its operations due to the on-going nCov 2019 pandemic. Due to the average age of its collaborators, no loss of personnel is expected as a consequence of potential infection. Government-imposed travel restrictions and quarantines may lead the Company to adapt to this novel environment by reducing its face-to-face interactions and by favoring video and teleconferences which already support the majority of its in-house and external business interactions. At the present

time, a precise quantitative evaluation of the impact of the pandemic on the Company's planned activities is almost impossible to establish and the Company is closely monitoring its global evolution. In particular, the Company current focus is to ensure that the planned imminent sale of Relief Therapeutics SA to Sonnet Biotherapeutics will be closed.

Management is therefore aware that the Company is running through difficult times but it is confident that the current measures taken and envisioned present a high level of likelihood to be finalized. These measures will allow the Company to ensure its operations for the foreseeable future. In such a case, Management considers that all aspects are in place to ensure that the Company is able to continue as a going concern and hence established a budget forecast in this sense.

4.2 Key sources of estimation uncertainty

Deferred income taxes

The determination of the recoverability of deferred income tax assets is based on the judgment of management. Deferred income tax assets are only recognized if it is probable that they can be used in the future. Whether or not they can be used depends on whether the tax-deductible temporary difference can be offset against future taxable profits. In order to assess the probability of their future use, management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies. At 31 December 2019 and at 31 December 2018, deferred income tax assets amounted to TCHF 0 (refer to note 21.3 for further details on unrecognized deferred tax assets). Such deferred tax assets are only recorded when it becomes evident that sufficient future taxable profits are probable. Deferred income tax assets are written down in the same period in which the latest assessment of recoverability indicates a lower value than currently recorded in the financial statements.

Retirement benefit obligations

The retirement benefit obligation is calculated on the basis of various financial and actuarial assumptions. The key assumptions for assessing these obligations are the discount rate, future salary and pension increases and the probability of the employee reaching retirement. The calculations were done by external experts and the principal assumptions used are summarized in note 12. At 31 December 2019, the underfunding amounted to TCHF 136 (31 December 2018: TCHF 567). Using other assumptions for the calculations could have led to different results.

5. Property, plant and equipment

TCHF	Furniture and Equipment	IT Equipment	Total
COST			
Balance at 1 January 2018	4	7	11
Additions	-	-	-
Balance at 31 December 2018	4	7	11
Additions	-	-	-
Balance at 31 December 2019	4	7	11
ACCUMULATED DEPRECIATION			
Balance at 1 January 2018	(2)	(4)	(6)
Depreciation expense	(1)	(3)	(4)
Balance at 31 December 2018	(3)	(7)	(10)
Depreciation expense	(1)	-	(1)
Balance at 31 December 2019	(4)	(7)	(11)
CARRYING AMOUNT			
at 31 December 2018	1	-	1
at 31 December 2019	-	-	-

6. Financial assets due from shareholder

At 31 December 2019, TCHF 1'009 is due from Relief Therapeutics Holding SA ("RTH"), the sole shareholder of the Company (31 December 2018: TCHF 761) earned by the Company in exchange of service provided such as payroll or general overhead paid by the Company on behalf of RTH. The current account is non-interest bearing, does not have a fixed term and is not impaired. The fair value of this financial asset is close to its carrying amount.

7. Other current assets and other receivables

TCHF	31 December 2019	31 December 2018
VAT receivables	1	3
Prepaid expenses	7	14
Deposits with others	7	7
Other current receivables (i)	12	-
Total	**27**	**24**

(i) Other current receivables mainly relate to recharged expenses to Sonnet (note 19)

Other current assets and other receivables are neither impaired nor overdue.

8. Cash and cash equivalents

TCHF	31 December 2019	31 December 2018
Bank deposits	9	37
Cash on hand	-	-
Total	**9**	**37**

9. Share capital

9.1 Issued share capital

At 31 December 2019, the issued share capital amounts to TCHF 208, consisting of 208'163 fully paid registered shares with a par value of CHF 1.00 each. They entitle the holder to participate in dividends, and to share in the proceeds of winding up the Company in proportion to the number of shares and amounts paid on the shares held. There were no changes to the share capital in 2018 and 2019.

9.2 Authorized and conditional share capital

At 31 December 2019, the Company had no authorized share capital, but conditional share capital of TCHF 23, consisting of 23'129 shares with a par value of CHF 1.00 each.

10. Reserves

Reserves consist entirely of share premium paid by shareholders during the last capital increase in 2016.

11. Shareholder's loan

At 31 December 2018, the entire amount was due to Relief Therapeutics Holding SA, the sole shareholder of the Company. The loan bore a 5% interest rate and did not have a fixed term. In 2019, Relief Therapeutics Holding SA increased the loan by a further TCHF 240 and later forgave the entire loan of TCHF 1'390 (refer to note 4.1). The resulting income was recognised as financial income in the statement of comprehensive income (refer to note 20).

12. Defined benefit obligations

The Company participates in a Swiss pension plan which qualifies as defined benefit plan under the requirements of IAS 19.

The Company operates fund defined benefit plans for qualifying employees in Switzerland. Under the plan, the employees are entitled to retirement benefits and risk insurance for death and disability. No other post-retirement benefits are provided to these employees. The most recent actuarial valuations of plan assets and the present value of the defined benefit obligation were carried out on 31 December 2019. The present value of the defined benefit obligation, and the related current service cost and past service cost, were measured using the Projected Unit Credit Method.

Swiss pension plans need to be administered by a separate pension fund that is legally separated from the entity. The law prescribes certain minimum benefits.

The pension plan is managed by collective funds with "Patrimonia Fondation". The board of the pension fund is composed of an equal number of representatives from both employers and employees.

Due to the requirements of IAS 19 the above-mentioned pension plan is classified as defined benefit plans and is described in detail in the corresponding statues and regulations.

The contributions of employers and employees in general are defined in percentages of the insured salary. Interest is credited to the employees' accounts at the minimum rate provided in the plan, payment of which is guaranteed by the insurance contract as described below. The retirement pension is calculated based on the old-age credit balance on retirement multiplied by the fixed conversion rate. The employee has the option to withdraw the capital at once. The death and disability pensions are defined as percentage of the insured salary. The assets are invested directly with the corresponding pension funds.

The fully reinsured pension fund has concluded insurance contracts to cover the insurance and investment risk. The board of the pension fund is responsible for the investment of assets and the investment strategy is defined in a way that the benefits can be paid out on due date. For accounting purposes this insurance contract represents the sole asset of the plan. Fair value of plan asset is the estimated cash surrender value at the respective balance sheet date.

The pension fund can change its financing system (contributions and future payments) at any time. Also, when there is a deficit which cannot be eliminated through other measures, the pension fund can oblige the entity to pay a restructuring contribution. For the pension fund of the Company such a deficit currently cannot occur as the plan is fully reinsured. However, the pension fund could cancel the contract and the Company would have to join another pension fund. In the current and comparative period no plan amendments, curtailments or settlements occurred.

Amounts recognized in profit or loss in respect of this defined benefit plans are as follows:

TCHF	2019	2018
Current service cost	56	42
Past service cost (i)	(12)	-
Net interest expense	4	3
Administration cost excl. cost for managing plan assets	2	1
Expense recognised in profit or loss	**50**	**46**

(i) During 2019, changes to the future conversion factors used to convert a participant's account balance into a pension at retirement were approved. The impact of this change resulted in a decrease in the defined benefit obligation of TCHF 12, such that this amount is immediately recognized as past service cost in profit or loss.

Amounts recognized in other comprehensive income in respect of these defined benefit plans are as follows:

TCHF	2019	2018
Remeasurement (gain)/loss on defined benefit obligation		
due to changes in demographic assumptions	-	-
due to changes in financial assumptions	64	(77)
due to changes in experience adjustments (i)	(538)	97
Return on plan assets excl. interest income	5	(22)
Income recognised in other comprehensive income	**(469)**	**(2)**

(i) In 2019, the remeasurement gain due to changes in experience adjustments is mainly due to the departure of the CEO and former CFO. As the departures were voluntary, they were treated as regular terminations and therefore reflected in other comprehensive income as and experience adjustment.

The amount included in the statement of financial position arising from the Company's obligation in respect of its defined benefit plans is as follows:

TCHF	31 December 2019	31 December 2018
Present value of funded defined benefit obligation	507	2'200
Fair value of plan assets	(371)	(1'633)
Net liability arising from defined benefit obligation	**136**	**567**

Movements in the present value of the defined benefit obligation in the current year were as follows:

TCHF	2019	2018
Opening defined benefit obligation	2'200	1'982
Current service cost	56	42
Past service cost	(12)	-
Interest expense on defined benefit obligation	17	12
Contributions from plan participants	12	14
Benefits (paid)/deposited	(1'292)	130
Remeasurement (gain)/loss due to changes in demographic assumptions	-	-
Remeasurement (gain)/loss due to changes in financial assumptions	64	(77)
Remeasurement (gain)/loss due to changes in experience adjustments	(538)	97
Closing defined benefit obligation	**507**	**2'200**

Movements in the present value of the plan assets in the current period were as follows:

TCHF	2019	2018
Opening fair value of plan assets	1'633	1'445
Interest income on plan assets	13	9
Return on plan assets excluding interest income	(5)	22
Contributions from the employer	12	14
Contributions from plan participants	12	14
Benefits (paid)/deposited	(1'292)	130
Administration cost	(2)	(1)
Closing fair value of plan assets	**371**	**1'633**

The respective insurance company is providing reinsurance of these assets and bears all market risk on these assets.

Principal assumptions used for the purposes of the actuarial valuations were as follows:

TCHF	2019	2018
Discount rates	0.15%	0.80%
Expected rates of salary increase	1.50%	1.50%

The following sensitivity analyses - based on the principal assumptions - have been determined based on reasonably possible changes to the assumptions occurring at the end of the reporting period: if the discount rate would be 50 basis points (0.50 percent) higher (lower), the defined benefit obligation would decrease by 9.6% (increase by 11.0% if all other assumptions were held constant).

The average duration of the defined benefit obligation at the end of the reporting period is 20.7 years (31 December 2018: 17.2 years). The Company expects to make a contribution of TCHF 2 to the defined benefit plans during the next financial year.

13. Trade payables

Trade payables of TCHF 55 mainly relate to unpaid invoices in relation to patent costs. In 2018, trade payables of TCHF 2 relate to various unpaid invoices in relation to operating expenses.

14. Financial liabilities due to related parties

These financial liabilities consist of non-interest-bearing current accounts with the shareholder of the Company as well as with Therametrics Switzerland GmbH, a company whose only shareholder is the shareholder of the Company. The repayment dates are not defined. In 2019, the entire amount due to the shareholder of the Company was waived. The resulting gain of TCHF 107 is recognized as finance income in profit or loss (note 20).

15. Other current payables and liabilities

TCHF	31 December 2019	31 December 2018
VAT payable	63	-
Accrued expenses	56	29
Accrued holiday	2	8
Payable to social security institutions	9	10
Sales tax	-	52
Other current liabilities	-	2
Total	**130**	**101**

16. Service expense

TCHF	2019	2018
Third party research and development expense	12	19
License expense	27	33
Total cost for services	**39**	**52**

The license expense includes the cost paid annually for a licensed right granted to the Company on an exclusive worldwide basis to research, develop, make, have made import, export, use and commercialize products comprising recombinant human IL-6 Atexakin.

17. Personnel expense

Only insignificant personnel expense was recognized in the Company, other than the expenses in relation to the pension plan. Most of the other personnel expenses were recharged to the sole shareholder of the Company. During 2019 and 2018, the average number of employees (in full-time positions) was less than 10. Refer to note 23 for further details in relation to compensation for executive management and Board of Directors.

18. Other administrative expense

TCHF	2019	2018
Office expense	11	(9)
Accounting, legal and consulting expense (i)	136	10
Travel expense	2	3
IT expense	3	12
Tax expense, other than income tax	1	2
Other operating expense	1	1
Total general and administrative expense	**154**	**19**

(i) The increase is mainly due to an increase in audit fees due to several additional audits in 2019.

19. Other gains/(losses)

TCHF	2019	2018
Expenses recharged to Sonnet	18	-
Foreign exchange differences	1	-
Total other gains/(losses)	**19**	-

20. Financial income / (expenses)

TCHF	2019	2018
Interest expense	-	-
Bank charges	-	-
Total finance expense	**-**	**-**
Finance income due to shareholder's loan waiver (note 11)	1'390	-
Finance income due to related party payable waiver (note 14)	107	
Total finance income	**1'497**	**-**

21. Income taxes

21.1 Income tax recognized in profit or loss

TCHF	2019	2018
CURRENT TAX		
Current tax expense for the current year	10	-
Adjustments in relation to the current tax of prior years	-	-
	10	**-**
DEFERRED TAX		
Deferred tax (income)/expense recognised in the current year	-	-
Adjustment to deferred tax attributable to changes in income tax rate	-	-
	-	-
Total income tax expense recognised in the current year	**10**	**-**

The following table provides reconciliation between income tax expense recognized for the year and the tax calculated by applying the applicable tax rates on accounting profit:

TCHF	2019	2018
Profit/(loss) before tax	1'262	(136)
Income tax (expense)/income calculated at 23.73 % (2018: 24.20 %)	299	33
Unrecognised deferred tax assets during the year	(384)	(25)
Effect of net expenses that are not deductible in determining taxable profit	95	(8)
Total income tax expense recognised in profit or loss	**10**	**-**

The weighted average applicable tax rate of the Company is 23.73% (2018: 24.20%) which is equal to the tax rate of the Company.

21.2 Income tax recognized in other comprehensive income

Due to the ongoing operating loss situation, no deferred tax assets were recognized in relation to the defined benefit obligation and the related items recognized through other comprehensive income.

21.3 Unrecognized deferred tax assets

In accordance with IAS 12, the Company did not capitalize any deferred tax asset relating to tax loss carry-forwards in previous periods since the criteria for recognition (i.e. the probability of future taxable profits) were not met. As at 31 December 2019, due to the profit in the financial year, all taxable losses carried forward were used. As at 31 December 2018, a total of TCHF 1'621 tax losses carried forward were available.

The forgiveness of the loan of the Company's mother company (Note 11) has been recorded as profit for the financial year 2019 giving the ongoing uncertainty due to the lack of information faced by the Company at this stage. Indeed, the Company is currently seeking confirmation from the Swiss tax authorities whether the debt forgiveness from its direct shareholder could be viewed as a capital restructuring ("mesure d'assainissement in French") with the debt being converted as equity thus being viewed as a capital injection. If the Cantonal Tax authorities validate the capital restructuring, the loss carried forward would not be consumed by the income resulting from the debt forgiveness of the direct shareholder as such income is tax exempted.

In case this will be approved by the Federal Tax authorities as well, the capital injection made by the direct shareholder is subject to the payment of the Federal Stamp of 1%, except if all the tax requirements are fulfilled to get an exemption of the issuance stamp tax.

Nevertheless, there is uncertainty as to whether the payment of this federal stamp would still be due as the Company might be exempted due to the capital restructuring. A confirmation from the Swiss Tax authorities is expected later in 2020.

Further, no deferred tax assets were recognized in relation to the defined benefit obligation (note 12), which using the enacted tax rate in Geneva for the respective years, would have led to deferred tax assets of TCHF 19 in 2019 (2018: TCHF 137).

22. Financial instruments

22.1 Capital risk management

For the purpose of the Company's capital management, capital includes issued capital, share premium and all other equity reserves of the Company. Relief Therapeutics SA manages its capital structure while considering requirements from local regulations in Switzerland. The Company's objectives when managing capital (defined as "equity attributable to the Company's shareholders") are to safeguard its ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital. The available funds arise from loans conceded by Relief's mother company RTH on a case by case basis. In order to maintain or adjust the capital structure, Relief may issue new shares against cash investment.

22.2. Categories of financial instruments

31 December 2019 TCHF	Financial assets at amortised cost	Financial liabilities at amortised cost	Total
Financial assets due from shareholder	1'009	-	1'009
Financial assets due from related parties	1	-	1
Other current assets and receivables	19	-	19
Cash and cash equivalents	9	-	9
Total financial assets	**1'038**	-	**1'038**
Trade payables	-	55	55
Financial liabilities due to related parties	-	14	14
Other current payables and liabilities	-	56	56
Total financial liabilities	-	**125**	**125**

31 December 2018 TCHF	Financial assets at amortised cost	Financial liabilities at amortised cost	Total
Financial assets due from shareholder	761	-	761
Other current assets and receivables	7	-	7
Cash and cash equivalents	37	-	37
Total financial assets	**805**	-	**805**
Shareholder's loan	-	1'150	1'150
Trade payables	-	2	2
Financial liabilities due to related parties	-	23	23
Other current payables and liabilities	-	31	31
Total financial liabilities	-	**1'206**	**1'206**

The carrying amounts of financial assets financial liabilities recognized in the financial statements approximate their fair values.

22.3 Reconciliation of liabilities arising from financing activities

2019 TCHF	Opening balance	Financing cash flows	Non-cash transaction Loan waiver	Closing balance
Shareholder's loan	1'150	240	(1'390)	-
Total	**1'150**	**240**	**(1'390)**	-

2018 TCHF	Opening balance	Financing cash flows	Closing balance
Shareholder's loan	695	455	**1'150**
Total	**695**	**455**	**1'150**

22.4 Financial risk management

Except for some liquidity risk in relation to the financial liabilities, the Company is not exposed to any significant financial risks such as credit risk, liquidity risk or market risk (including interest-rate and currency risk). Counterparty risk is also minimized by ensuring that all financial assets are placed with a well-known private bank in Switzerland.

Liquidity risk

All financial liabilities are due within the next 3 months and are non-interest bearing.

22.5 Fair value measurement

At 31 December 2019 as well as 31 December 2018, there were no assets or liabilities measured at fair value. For all other financial assets and liabilities their carrying amount at amortized cost approximates fair value.

23. Related party transactions

23.1 Compensation for executive management

TCHF	2019	2018
Fees, salaries and other short-term employee benefits	10	56
Post-employment benefits	50	-
Total compensation for executive management	**60**	**56**

For comparability, "fees, salaries and other short-term employee benefits" for 2018 also included post-employment benefits amounting TCHF 46.

23.2 Compensation for members of the Board of Directors

During 2019 and 2018 the members of the Board of Directors did not receive any fees.

23.3 Related party balances and transactions

In 2019, the Company sublet part of their offices to a related party for which the Company received TCHF 2 (2018: TCHF 6).

For further related party transactions, refer to notes 6, 11 and 14 for any related party balances. Other than recharging of certain costs to the sole shareholder as well as the financing received from the shareholder including the debt forgiveness of TCHF 1'390 (note 11) and the sub-lease mentioned above, there were no other related party transactions.

24. Leases

Leases mainly relate to leased office spaces and car parks in Geneva. The rental agreements can be cancelled within 3 months. Therefore, they are considered short-term leases. Total lease expense in 2019 were TCHF 28 before recharge (2018: TCHF 28). Further, in 2019, there was an income from subleasing the office of TCHF 2 before recharge (2018: TCHF 6).

As at 31 December 2019, there were no non-cancellable lease commitments for short-term leases (31 December 2018: TCHF 8) as the lease was cancelled as at 30 September 2019 and taken over by the sole shareholder of the Company.

25. Non-cash transactions

In 2019 and 2018, the Company did not enter into any significant non-cash investing and financing activities which are not reflected in the statement of cash flow.

26. Contingent liabilities

26.1 Litigation

At 31 December 2019, the Company is not party to any legal, administrative or arbitral proceedings, the outcome of which, if adverse to the Company, may be material to its business, financial condition and results of operation taken as a whole.

27. Subsequent events

On August 12, 2019, RTH announced the execution of a biding Share Exchange Agreement ("SEA") for the divestment of its subsidiary Relief to Sonnet. Pursuant to the terms of the SEA Sonnet had to meet certain condition precedents including its listing on a US stock market before closing could occur. Chanticleer (Nasdaq: BURG) announced on October 10, 2019 the execution of a merger agreement with Sonnet BioTherapeutics and on February 14, 2020 that its registration statement on SEC Form S-4 filed with Securities and Exchange Commission (the "SEC") in connection with its merger with Sonnet was declared effective by the SEC on February 11, 2020. This was a major achievement to closing of the SEA with RTH and the acquisition of Relief by Sonnet. Closure of the SEA is expected shortly after publication of the present Financial Statements.

28. Approval of financial statements

These financial statements were approved by the Board of Directors on 20 March 2020.